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                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022



October 31, 1997

Strategic Distribution, Inc.
165 Mason Street
Greenwich, Connecticut  06830

Ladies and Gentlemen:

We have acted as counsel to Strategic Distribution, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about October 31, 1997 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 1,340,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), 940,000 of which are issuable upon exercise of stock options granted or to be granted under the Strategic Distribution, Inc. Amended and Restated 1990 Incentive Stock Option Plan (the "Plan") and 400,000 of which are issuable upon exercise of stock options granted to John M. Sergey under a Non-Qualified Stock Option Agreement (the "Agreement").

As counsel for the Company, we have examined, among other things, such Federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we hereby inform you that in our opinion the shares of Common Stock issuable upon exercise of stock options granted or to be granted under the Plan and the Agreement have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan and the Agreement, respectively, for consideration in excess of $0.10 per share, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.



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We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.


Very truly yours,

/s/ Willkie Farr & Gallagher